Exhibit 10.22

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is dated as of May ___, 2006, between Osmotics Corporation (the “Seller”), and The Longview Fund, L.P. (“Purchaser”).

WHEREAS, the Seller presently is the holder of 150,000 shares (the “Shares”) of restricted stock issued by Ceragenix Pharmaceuticals Inc., a Delaware corporation (“Ceragenix”).

WHEREAS, the Purchaser desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser on the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.             The Closing

(a)           The Closing.         Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller the Shares for a purchase price of $300,000 ($2.00 per share) (“Purchase Price”).   Payment may be made by wire transfer or by Grushko & Mittman, IOLA Trust Account check.  The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of Grushko & Mittman, P.C., immediately following the execution hereof or such later date as the parties shall agree.  The date of the Closing is hereinafter referred to as the “Closing Date.”

                (i)            On the Closing Date, the parties shall deliver or shall cause to be delivered the following: (A) the Seller shall deliver to Grushko & Mittman, P.C.: (1) the Shares together with medallion guaranteed stock powers, subject to an escrow agreement among Grushko & Mittman, P.C., the Seller and the Purchaser; and (B) the Purchaser will deliver to Grushko & Mittman, P.C. the Purchase Price in United States dollars in immediately available funds by wire transfer.

                (ii)     Pursuant to the escrow agreement (“Escrow Agreement”), Grushko & Mittman, P.C. shall act as escrow agent.  Upon its receipt of the Shares and stock powers Grushko & Mittman, P.C. shall release the purchase price paid by Purchaser to the Seller and the Shares to Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Seller.  The Seller hereby makes the following representations and warranties to the Purchaser:

(A)     Authorization; Enforcement.  The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Escrow Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the Escrow Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of

Seller and no further action is required by Seller except as described herein.  Each of the documents contemplated by this transaction has been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.  Seller is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(B)           Ownership.            Seller owns and is conveying to Purchaser all of its rights, title and interests to the Shares, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Shares shall vest in Purchaser free of all liens and other charges.

(C)           Litigation; Proceedings.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the documents hereunder or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a material adverse effect.

(D)          No Default or Violation.  The Seller is not (i) in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Seller), nor has the Seller received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a material adverse effect.

(E)           Solvency.  Seller is solvent and in receiving fair and reasonable consideration for the Shares.

2.2           Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Seller as follows:

(A)   Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  The purchase by the Purchaser of the Shares has been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(B)           Purchase of Shares.   On the Closing Date, the Purchaser will acquire the Shares for its own account, for investment purposes, and not with a view toward the resale or distribution of any part thereof, except as permitted under the 1933 Act.

(C)           Ability of such Purchaser to Bear Risk of Investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

                (D)      General Solicitation.  Such Purchaser is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE III

LOCKUP AND RIGHT OF FIRST REFUSAL

                                3.1           Lockup.   Seller is the holder of 341,768 additional Shares, identical to the Shares to be sold and purchased pursuant to this Agreement (“Additional Shares”).  Seller agrees that Seller will not directly or indirectly sell, transfer, convey, encumber or assign the Additional Shares nor allow any of the foregoing to occur voluntarily or involuntarily for a period commencing on the date of this Agreement and until 120 days after the Closing Date, without the prior written consent of Purchaser.  During the ninety days prior to the date of this Agreement, Seller has not made any sales or transfers of any stock of Ceragenix which may be aggregated with the sale of the Shares by Purchaser for purposes of Rule 144.

                                3.2           Right of First Refusal.   Until one year after the Closing Date, Purchaser shall be given not less than seven (7) business days prior written notice of any proposed sale by Seller.  Purchaser shall have the right during the seven (7) business days following receipt of the notice to purchase such offered Additional Shares in accordance with the terms and conditions set forth in the notice of sale.  In the event such terms and conditions are modified during the notice period, Purchaser shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification to exercise such right.

ARTICLE IV

MISCELLANEOUS

4.1           Entire Agreement; Amendments.  The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

                            4.2               Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be sent  by telecopy (with the sender’s facsimile machine confirming transmission and a copy of the notice delivered by overnight courier, regular or certified mail) and shall be deemed to have been duly given (a) one (1) day after being sent, if sent by 5:00 P.M., New York time on a business day, or (b) the next business day if sent at any other time

(a)           If to the Seller, to:

                Osmotics Corporation

                1444 Wazee Street

                Suite 210

                Denver, CO 80202

                Fax: (303) 534-1860

(b)           If to the Purchaser, to:

The Longview Fund, L.P.

600 Montgomery Street, 44th Floor

San Francisco, CA 94111

Fax: (415) 981-5301

4.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.4           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

4.5           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.6           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.7           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

4.8           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing

(or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

4.9           Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.10         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Seller under the documents contemplated by this Agreement.  The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER:
OSMOTICS CORPORATION

By:
Print Name
Title

PURCHASER:
THE LONGVIEW FUND, L.P.

By:
Print Name
Title

ACKNOWLEDGMENT

Ceragenix Pharmaceuticals, Inc., (“Ceragenix”) by ____________________, its ________________, acknowledges the foregoing Purchase Agreement and agrees and undertakes to facilitate the reissuance of the Shares in the name of the Purchaser or other designee requested by Purchaser or Escrow Agent.  Ceragenix agrees to cooperate with Purchaser in fulfilling the purposes and intent of this Agreement and not take any action or suffer inaction inconsistant with Purchaser’s lawful rights under this Agreement.  Ceragenix agrees that all of the registration rights granted to Purchaser pursuant to a Subscription Agreement dated November 28, 2005, to which Ceragenix and Purchaser are parties, are granted to Purchaser in connection with the Shares and further agrees to immediately include the Shares in the Registration Statement.

CERAGENIX PHARMACEUTICALS, INC.

By:
Name:
Title: